                                                                   Exhibit 10.42

                           STRATEGIC SUPPLY AGREEMENT

      This Strategic Supply Agreement is made to be effective between the parties hereto as of and from January 1, 1996, by and between Anchor Glass Container Corporation, a Delaware corporation with offices located at 4343 Anchor Plaza Parkway, Tampa, Florida 33634-7537 ("Seller"), and Bacardi International Limited, a Bermuda company with offices located at 65 Pitts Bay Road, Hamilton HM CX, Bermuda ("Buyer").

                                   WITNESSETH:

      WHEREAS, Seller and Vitro Envases Norte America, S.A. de C.V. have formed a strategic alliance to supply the North American glass container needs of certain members of the Bacardi-Martini group of companies;

            WHEREAS, Buyer has been authorized by Bacardi Limited, the ultimate parent company of the Bacardi-Martini group of companies, to negotiate and enter into a long-term, strategic supply agreement for the glass container needs of Castleton Beverage Corporation ("Castleton"), Bacardi Corporation, Bacardi-Martini Canada, Inc. and Bacardi & Company Limited (these four companies are hereinafter referred to as the "North American Affiliates");

            WHEREAS, Buyer desires to enter into arrangements under which the North American Affiliates and such other affiliates of the Buyer as Buyer and Seller may from time to time agree will buy from Seller glass containers to be used by the purchasing companies in connection with their bottling operations, all upon and subject to the terms and conditions hereinafter set forth; and

            WHEREAS, Seller desires to sell glass containers to the North American Affiliates and such other affiliates of the Buyer as Buyer and Seller may from time to time agree, all upon and subject to the terms and conditions hereinafter set forth;

            NOW THEREFORE, in consideration of the foregoing premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            Section 1.1 Defined Terms. The following terms, when used in this Agreement, shall, except where the context otherwise requires, have the following meanings:

            "Added Production Costs" means the additional cost of producing Bacardi-Martini Products attributable to an Untimely Delivery, including but not limited to downtime, spoilage and disposal costs.

            "Agreement" means this agreement and all exhibits, schedules and attachments hereto.

            "Amortization Rate" means, for any given Specified Glass Container, a fraction, the numerator of which is the Seller's Mold Cost and the denominator of which is the Mold Life of such Specified Glass Container.

            "Annual Forecast" has the meaning set forth in Article VIII.

            "Bacardi-Martini Group" means Bacardi Limited and its direct and indirect subsidiaries.

            "Bacardi-Martini Products" means those products marketed by the Bacardi-Martini Group for which the Bacardi-Martini Group owns or possesses the relevant trademarks.

            "Base Price" has the meaning set forth in Schedule B.

            "Basic Index" has the meaning set forth in Schedule B.

            "Buyer" has the meaning set forth in the first paragraph hereof.

            "Castleton" has the meaning set forth in the preamble.

            "Change of Control" means a change in the control of Seller or any Seller's Parent, which shall be deemed to have occurred if (and only if) (a) any persons other than the stockholders of Seller or any Seller's Parent as of the date hereof acquire the right, by virtue of their ownership of voting securities of Seller or the Seller's Parent or otherwise, to elect or designate a majority of the members of the board of directors of Seller or the Seller's Parent; (b) Seller's or any Seller's Parent's stockholders approve an agreement to merge or consolidate with another corporation, unless following the consummation of such merger or consolidation Seller's or a Seller's Parent's stockholders as of the date hereof, singly or jointly, have the right, by virtue of their ownership of voting securities or otherwise, to elect or designate a majority of the members of the board of directors of the surviving corporation; or (c) Seller's or any Seller's Parent's stockholders approve an agreement (including a plan of liquidation) to sell or otherwise dispose of all or substantially all of the business or assets of Seller or the Seller's Parent to any entity other than an entity as to which Seller's or a Seller's Parent's stockholders as of the date hereof, singly or jointly, have the right, by virtue of their ownership of voting securities or otherwise, to elect or designate a majority of the members of the board of directors.

            "Date of Determination" has the meaning set forth in Schedule B.

            "Mold Life" has the meaning set forth in Section 14.2.

            "New Glass Containers" means glass containers other than the Specified Glass Containers.

            "North American Affiliates" has the meaning set forth in the preamble.

            "One-Year Period" has the meaning set forth in Section 14.2.

            "Pre-existing Purchase Obligations" means binding contractual obligations of the Purchasing Affiliates to purchase glass containers from third party sellers of glass containers during the Startup Period.

            "Purchase Order" has the meaning set forth in Article V.

            ""Purchasing Affiliate" shall mean the North American Affiliates and such other current or future members of the Bacardi-Martini Group as Buyer and Seller may from time to time agree in writing.

            "Qualification Process" means the procedures required to qualify Seller as an approved supplier of a particular Specified Glass Container, as such procedures are set forth in Schedule F.

            "Rebate Agreement" has the meaning set forth in Section 26.9.

            "Seller" has the meaning set forth in the first paragraph hereof.

            "Seller's Mold Cost" has the meaning set forth in Section 14.2.

            "Seller's Parent" means any corporation or other entity having the direct or indirect right, by virtue of its ownership of voting securities or otherwise, to elect or designate a majority of the members of the board of directors of Seller.

            "Specified Glass Containers" means glass containers the specifications for which are set forth in Schedule A.

            "Startup Period" means the period of time commencing on January l, 1996, and ending on June 30, 1996.

            "Territory" means the Bahamas, Canada, and the United States of America, its territories and possessions (including Puerto Rico) and such other countries or parts thereof as the Buyer and Seller may from time to time agree in writing.

            "Tropicana" means Tropicana Products, Inc., a Delaware corporation.

            "Unreflected Cost Reduction" means any reduction in Seller's costs arising as a result of changes in the design, production, packaging or shipping of Specified Glass Containers hereunder to the extent the same is not fully reflected in price reductions resulting from the application of the provisions of Sections 12.3, 13.2 and 13.3 and Schedule B.

            "Untimely Delivery" means a failure by Seller to deliver conforming Specified Glass Containers within the time limits specified in the applicable Purchase Order; provided, however, that in no event shall the period applicable for purposes of determining whether an Untimely Delivery has occurred commence earlier than the sixtieth (60th) day following the date of the applicable Purchase Order. In addition, delay due to Force Majeure as set forth in Section
25.1 of this Agreement shall not give rise to an Untimely Delivery. Included within events giving rise to an Untimely Delivery are deliveries of nonconforming goods, including Specified Glass Containers not in an amount and quality as specified in this Agreement and the applicable Purchase Order, even if such nonconforming delivery is subsequently corrected.

            "Vitro Agreement" has the meaning set forth in Section 26.9.

            Section 1.2 Cross-References. Unless otherwise specified, references in this Agreement to any section are references to such section of this Agreement and, unless otherwise specified, references in any section or definition to any clause are references to such clause of such section or definition.

            Section 1.3 General Provisions Relating to Definitions. Terms for which meanings are defined in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may permit or require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term "including" means including, without limiting the generality of any description preceding such term. Each reference herein to any person shall include a reference to such person's successors and permitted assigns. Unless otherwise specified, references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto.

                                   ARTICLE II
                     SUPPLY AND PURCHASE OF GLASS CONTAINERS

            Section 2.1 Supply of Glass Containers. Seller shall supply, at the prices and in accordance with and subject to the other terms and conditions set forth herein, including the Startup Period provisions of Section 3.4, all Specified Glass Containers required by the Purchasing Affiliates for use at facilities located in the Territory in connection with the bottling of Bacardi-Martini Products.

            Section 2.2 Purchase of Glass Containers. Buyer shall cause the Purchasing Affiliates to purchase from the Seller, at the prices and in accordance with and subject to the other terms and conditions set forth herein, including the Startup Period provisions of Section 3.4, all of their requirements for Specified Glass Containers for use at facilities located in the Territory in connection with the bottling of Bacardi-Martini Products.

            Section 2.3 New Glass Containers. Seller and Buyer agree to negotiate in good faith with respect to the terms and conditions upon which any New Glass Containers required by Purchasing Affiliates for use at facilities located in the Territory in connection with the bottling of Bacardi-Martini Products may be supplied by Seller and purchased by Purchasing Affiliates pursuant hereto. Upon agreement between Seller and Buyer with respect to the terms and conditions upon which any such New Glass Container is to be supplied and purchased pursuant hereto, (i) appropriate amendments shall be made to the provisions hereof, including to Schedule A, and (ii) such New Glass Container shall be qualified in accordance with the Qualification Process set forth in Schedule F. Upon the successful completion of the Qualification Process, the New Glass Container which is the subject of such amendments shall thereafter be deemed for all purposes hereof to be a Specified Glass Container. In the event that, following such good faith negotiations, Seller and Buyer are unable to reach agreement with respect to the terms and conditions upon which the New Glass Container is to be supplied by Seller and purchased by the Purchasing Affiliates pursuant hereto, Buyer and the Purchasing Affiliates shall thereafter be free to obtain such New Glass Container from such source or sources, as Buyer and the Purchasing Affiliates may determine.

                                   ARTICLE III
                            TERM, RENEWAL AND STARTUP

            Section 3.1 Term. The term of this Agreement shall, as between the
parties hereto, commence on January 1, 1996, and shall end on     *** .

            Section 3.2 First Renewal. The term of this Agreement shall be renewed without further action by either party for an additional term of two (2)
years, commencing on    ***  provided, however, that Buyer may terminate this
Agreement as of the end of the initial term by providing notice to Seller not
later than the    *** .

            Section 3.3 Second and Subsequent Renewals. Beginning       ***
the term of this Agreement shall be renewed without further action by either party for an additional term of *** ; provided, however, that the parties may by written agreement, executed prior to *** of the then-current term, extend the term of any such

*** Confidential Treatment request pursuant to Rule 406.

renewal to   ***   .  For terms commencing after      ***   , either party may
terminate this Agreement as of the end of its then-current term by notice given not later than the*** immediately preceding the date on which the then-current term ends.

            Section 3.4 Startup. During the Startup Period, Buyer shall cause the Purchasing Affiliates to purchase from the Seller such of their requirements for Specified Glass Containers as is consistent with their Pre-existing Purchase Obligations and inventory. Buyer agrees to use its best efforts to increase as quickly as possible during the Startup Period the share of the Purchasing Affiliates' requirements for Specified Glass Containers that are purchased from the Seller.

            Section 3.5 Early Termination by Buyer. Buyer shall have the right to terminate this Agreement by notice to Seller immediately upon the termination or expiration of the Rebate Agreement and the Vitro Agreement or either one of them.

                                   ARTICLE IV
                         EXTENSION OF SCOPE OF AGREEMENT

            Upon Buyer's request, Seller agrees, and agrees to cause its affiliates, to enter into good faith negotiations with Buyer regarding the extension of the terms of this Agreement to cover glass container needs of members of the Bacardi-Martini Group other than the North American Affiliates and glass container needs of members of the Bacardi-Martini Group in countries outside the Territory. Any such extension of the terms of this Agreement to which the parties or their affiliates may agree shall be effected by appropriate written instruments, including if necessary amendments to this Agreement. Following the extension of the terms of this Agreement to any Specified Glass Container needs of members of the Bacardi-Martini Group in

*** Confidential Treatment request pursuant to Rule 406.

a country outside the Territory, the price payable by Buyer or its affiliates for Specified Glass Containers supplied by Seller or its affiliates in such country shall be subject to a *** percent *** discount applicable to all Specified Glass Containers delivered by Seller or its affiliates to the Bacardi-Martini Group member(s) in such country during a period commencing on the date of the delivery of the first shipment of such Specified Glass Containers, or after the successful completion of the Qualification Process pursuant to Section 2.3 if applicable, and ending on the date six (6) months from such date.

                                    ARTICLE V
                                 PURCHASE ORDERS

      This Agreement is intended to set forth the terms upon which purchase orders may be placed by Buyer or the Purchasing Affiliates for Specified Glass Containers. Each purchase order placed hereunder (a "Purchase Order") shall be governed by and subject to the terms set forth herein. A Purchase Order is a written purchase order or a written release placed by a Purchasing Affiliate with the Seller to purchase a certain number of Specified Glass Containers for delivery on a date or dates certain. Each Purchasing Affiliate shall use its best efforts to make its Purchase Orders consistent with the Annual Forecast then in effect. However, if a conflict regarding quantity, product mix or delivery date exists between a Purchase Order and the Annual Forecast, the Purchase Order shall take precedence.

*** Confidential Treatment request pursuant to Rule 406.

                                   ARTICLE VI
                                     PRICES

            The prices applicable to all Specified Glass Containers to be supplied by Seller to the Purchasing Affiliates hereunder are set forth in Schedule B. Such prices are subject to adjustment in accordance with the provisions set forth in Schedule B. All prices set forth herein are D.D.U. (as defined in Incoterms 1990) at the Purchasing Affiliate's facilities in, as the case may be, Jacksonville, Florida, San Juan, Puerto Rico, Nassau, Bahamas, or Brampton, Ontario.

                                   ARTICLE VII
                                TERMS OF PAYMENT

            Section 7.1 Delivery of Invoices. Invoices shall be submitted by Seller to the Purchasing Affiliate which received or took delivery of the Specified Glass Containers which are the subject of the invoice.

            Section 7.2 Terms. The invoice payment terms shall be net thirty
(30) days, with a one percent (1%) discount allowed for cash if payment is made by the tenth day of the month following the month of invoicing.

                                  ARTICLE VIII
                                 ANNUAL FORECAST

            Buyer shall cause each Purchasing Affiliate to give notice to Seller not later than October 31 of each calendar year during the term of this Agreement of the Purchasing Affiliate's requirements for the following calendar year, or, in the case of the Purchasing Affiliate's requirements for calendar year 1996, not later than ten (10) days after the date first written above, based on good faith projections made by the Purchasing Affiliate, for Specified Glass Containers

(each, an "Annual Forecast"). Each Annual Forecast shall state the quantity and product mix required and the date and location for delivery. The Purchasing Affiliate may adjust the quantity, product mix, delivery date or location of any scheduled delivery in the Annual Forecast, without penalty. The Purchasing Affiliates shall use good faith efforts to make all adjustments to the Annual Forecast at least ninety (90) days in advance of the delivery date affected by the adjustment (or at least ninety (90) days in advance of the adjusted delivery date if sooner).

                                   ARTICLE IX
                        DELIVERY DATES; SUPPLY DISRUPTION

            Section 9.1 Delivery Dates. Delivery dates stated on each Purchasing Affiliate's Purchase Order shall be the date of receipt of the Specified Glass Containers at the Purchasing Affiliate's facilities as specified in such Purchase Order. Seller agrees to use its best efforts to provide deliveries hereunder on the exact date specified by the relevant Purchasing Affiliate. To this end, Seller shall use its best efforts to work with local warehousing and transportation companies that are familiar with the relevant Purchasing Affiliate in order to ensure timely delivery. Buyer shall cause each Purchasing Affiliate to assist Seller in providing timely deliveries hereunder by identifying minimum and maximum inventory levels for each type of Specified Glass Container required by the Purchasing Affiliate.

            Section 9.2 Supply Disruption. Time is of the essence for this Agreement. Seller shall notify the relevant Purchasing Affiliate immediately in the event that Seller anticipates any delay in deliveries hereunder to the Purchasing Affiliate. In the case of supply disruptions affecting Seller's ability to supply Specified Glass Containers to a particular Purchasing Affiliate from Seller's primary glass plant for such Purchasing Affiliate as set forth in Schedule C on a timely basis, Seller shall supply Specified Glass Containers to such Purchasing Affiliate from a secondary glass plant for such Purchasing Affiliate at no additional cost to Buyer or any Purchasing Affiliate. Furthermore, in preparation for such a circumstance, Seller shall maintain a spare set of molds for those primary items set forth in Schedule D hereto and shall run those molds at the secondary glass plant set forth in Schedule C hereto for such Purchasing Affiliate as often as is reasonably necessary in order to ensure that the secondary glass plant can supply the Purchasing Affiliate's needs for those primary items in the event of a supply disruption at the primary glass plant for the Purchasing Affiliate. In the event that Seller employs such secondary molds to produce Specified Glass Containers, Sellers shall adjust the price for any such Specified Glass Containers to reflect any advance payment made by any Purchasing Affiliate for such secondary mold pursuant to Section 14.2(a).

            Section 9.3 Compensation for Untimely Deliveries. In the event of an Untimely Delivery, Seller shall compensate the Purchasing Affiliate by paying to such Purchasing Affiliate an amount equal to the Added Production Costs caused by such Untimely Delivery.

            Section 9.4 Purchases from Alternative Suppliers. With respect to any delivery hereunder that is seven (7) or more days late, the affected Purchasing Affiliate may at its option purchase the Specified Glass Containers from a third party seller of glass containers. Seller agrees to pay the affected Purchasing Affiliate the positive difference, if any, between the costs reasonably incurred by the Purchasing Affiliate in purchasing Specified Glass Containers from such third party seller pursuant to this Section and the costs that the Purchasing Affiliate would have incurred had Seller timely supplied Specified Glass Containers in accordance with the Purchase Order. The provisions of this Section are in addition to, and not by way of limitation of, the provisions of Section 9.3.

            Section 9.5 Right of Set-Off. Amounts payable by Seller to a Purchasing Affiliate pursuant to this Article may be set off by the Purchasing Affiliate and taken as a credit against amounts otherwise owed by such Purchasing Affiliate to the Seller.

                                    ARTICLE X
                                    DELIVERY

            Each Purchasing Affiliate shall take delivery of the Specified Glass Containers specified in a Purchase Order at the location specified in such Purchase Order during regular business hours at such location. Specified Glass Containers delivered more than three (3) working days in advance of schedule are subject to return at the risk and expense of Seller.

                                   ARTICLE XI
                COMMUNICATION AND CONTINUOUS IMPROVEMENT PROGRAM

            Section 11.1 Designated Personnel. Seller shall designate for each Primary Glass Plant as set forth in Schedule C one person employed by Seller to serve as production coordinator for the Specified Glass Container requirements of the Purchasing Affiliates under this Agreement. The designated production coordinator shall devote substantially all of his or her time to the needs of the Purchasing Affiliates. Seller shall also designate one salesperson employed by Seller who shall travel to the production facilities of the Purchasing Affiliates on a regular basis to service the needs of the Purchasing Affiliates. The designated salesperson shall devote seventy-five percent (75%) of his or her time to the needs of the Purchasing Affiliates.

            Section 11.2 Strategic Partner Service Teams. Seller shall establish a strategic partner service team for each Primary Glass Plant as set forth in Schedule C. Each such team shall have a cross-functional representation, including sales, marketing and scheduling personnel, and shall consist of individuals of sufficient seniority to permit them to respond quickly and directly to requests of the Purchasing Affiliates. The designated production coordinator and the designated salesperson described in
Section 11.1 shall be members of the strategic partner service teams. These teams shall meet regularly with representatives of each of the Purchasing Affiliates. Unless otherwise agreed by the parties, such meetings shall take place no less frequently than monthly and shall take place at the facilities of the Purchasing Affiliates. Personnel participating in such meetings shall set objectives, measure progress and explore opportunities for total system cost reductions. A Purchasing Affiliate shall have the right to request the presence of particular Seller personnel at the meetings with its strategic partner service team, and Seller agrees to use its best efforts to meet such requests.

            Section 11.3 Semi-Annual Review Meetings. Seller and Buyer shall, unless they otherwise agree, meet at least twice each year to review performance under this Agreement and other matters of mutual interest. These meetings shall take place at mutually agreed times and locations. Seller's representatives at such meetings shall include individuals at the senior vice president level. Buyer shall have the right to request the presence of particular Seller personnel at these meetings, and Seller agrees to use its best efforts to meet such requests.

            Section 11.4 Annual Review Meeting. Senior management of Buyer and Seller shall meet once each year to review performance under this Agreement. This meeting shall take place at a mutually agreed time and location.

                                   ARTICLE XII
                           DESIGN IMPROVEMENT PROGRAM

            Section 12.1 Lightweighting. Seller agrees to undertake a program to design and develop versions of the Specified Glass Containers that will weigh less than those currently specified in Schedule A. Such program shall seek to make use of the narrow neck press and blow process to produce lighter weight versions of the Specified Glass Containers. With respect to any item not suited for narrow neck press and blow, such program shall seek to develop methods by which such item can be produced by the blow/blow process at the lightest possible weight. Seller shall be solely responsible for all costs associated with this development program. Buyer agrees, and agrees to cause the Purchasing Affiliates, to provide advice to Seller in support of the program. Costs incurred by Buyer and its affiliates in connection with such advice shall be borne by them.

            Section 12.2 New Products. Seller agrees to provide support to Buyer and the Purchasing Affiliates in their new product development efforts. Seller's personnel shall be available to provide support such as, but not limited to, creative design work, engineering services and technical assistance, subject to any legal limitations that Seller shall have by law, agreement or otherwise. Such support by Seller shall be at no cost to Buyer or the Purchasing Affiliates.

            Section 12.3 Pressure Sensitive Label Decorating Capabilities. Seller agrees to cooperate with Castleton in order to establish pressure-sensitive label decorating capabilities at either Seller's plant in Jacksonville, Florida or with outside designers located in Jacksonville, Florida by the beginning of the first calendar quarter of 1997. Seller shall purchase and install the equipment necessary to establish such pressure-sensitive label decorating capabilities, subject to the prior written approval by Castleton of the cost and design of such equipment. Upon the installation of such pressure-sensitive label decorating capabilities, and notwithstanding the provisions of Section 13.1, the prices paid by Castleton hereunder shall be adjusted so as to afford Castleton the full benefit of savings realized in freight handling and material costs as a result of such pressure-sensitive label decorating capabilities, less an allowance for the amortization of Seller's capital expenditures for the relevant decorating equipment.

                                  ARTICLE XIII
                             SHARING COST REDUCTIONS

      Section 13.1 Unreflected Cost Reductions. In the event a particular Unreflected Cost Reduction neither increases the costs of any member of the Bacardi-Martini Group nor negatively affects the sales of the Bacardi-Martini Group, then such Unreflected Cost Reduction shall be shared equally between Seller and the relevant Purchasing Affiliate. In the event a particular Unreflected Cost Reduction either increases the costs of the Bacardi-Martini Group or negatively affects the sales of the Bacardi-Martini Group, then Buyer shall be allocated such portion of the Unreflected Cost Reduction as is necessary to fully compensate it for any detriment incurred by the Bacardi-Martini Group, and the balance of the Unreflected Cost Reduction, if any, shall be shared equally between Seller and the relevant Purchasing Affiliate. An appropriate adjustment to achieve the allocation of any Unreflected Cost Reduction that is contemplated in this Article shall be made in the prices then payable with respect to orders placed by relevant Purchasing Affiliates hereunder.

            Section 13.2 Packaging. Notwithstanding the provisions of Section
13.1 and Schedule B, paragraph 2, when Castleton converts its facility to enable Castleton to process in bulk, the prices paid by Castleton hereunder as specified in Schedule B shall be adjusted so as to afford Castleton the full benefit of resulting savings by Seller in packaging costs.

            Section 13.3 Freight. Notwithstanding the provisions of Section 13.1 and Schedule B, paragraph 2, when Seller changes shippers to reduce Seller's freight cost for the transportation of Specified Glass Containers from Seller's facility in Jacksonville, Florida to

Bacardi Corporation's facility in Puerto Rico, the prices paid by Bacardi Corporation hereunder as specified in Schedule B shall be adjusted so as to afford Bacardi Corporation the full benefit of all savings attributable to such reduced freight cost.

                                   ARTICLE XIV
                                      MOLDS

            Section 14.1 Ownership of Molds. All molds used by Seller for the production of' Specified Glass Containers hereunder (and all rights, title and interest therein) shall, unless otherwise agreed by the Purchasing Affiliate that commissioned or delivered such mold, be (a) the sole and exclusive property of the Purchasing Affiliate that commissioned or delivered such mold; (b) marked "Property of Bacardi"; and (c) identified as the property of the commissioning or delivering Purchasing Affiliate in Seller's records. Seller shall cooperate with the commissioning or delivering Purchasing Affiliate to make such filings as may be, in the sole judgment of the Purchasing Affiliate, necessary, appropriate or advisable under applicable law to give third parties proper notice of the Purchasing Affiliate's ownership of the molds. Seller shall not use such molds, or allow anyone other than Seller to use such molds, without the express written consent of the relevant Purchasing Affiliate.

            Section 14.2 Commissioned Molds. Purchasing Affiliates may commission Seller to acquire molds and mold equipment for the production of Specified Glass Containers, as follows:

            (a) In the case of molds and mold equipment acquired for the expected production and sale of ten thousand (10,000) or more gross units of Specified Glass Containers within one (1) year of the date when Seller has acquired the mold and mold equipment for the Specified Glass Containers (the "One-Year Period"), the commissioning Purchasing Affiliate(s) and Seller shall enter into a letter of intent. Such letter of intent shall state (i) the expected total number of Specified Glass Containers (expressed in gross terms) that can be produced with such mold and mold equipment ("Mold Life") and (ii) the cost to Seller of acquiring the mold and mold equipment ("Seller's Mold Cost"). The commissioning Purchasing Affiliate(s) shall agree in such letter of intent that in the event that such Purchasing Affiliate(s) does not purchase Specified Glass Containers in an amount equal to the Mold Life for such Specified Glass Container before this Agreement, or renewals thereof, expires or terminates, or such Specified Glass Container is discontinued, then the commissioning Purchasing Affiliate(s) shall make a payment to Seller in an amount equal to the product of (i) the Amortization Rate for the Specified Glass Container multiplied by (ii) the difference between (A) the total number of gross units of the Specified Glass Container purchased by the Purchasing Affiliate(s) and (B) the Mold Life.

            (b) In the case of molds and mold equipment acquired for the expected production and sale of fewer than ten thousand (10,000) gross units of Specified Glass Containers within one (1) year of the date when Seller has acquired the mold and mold equipment for the Specified Glass Containers, Seller may require the commissioning Purchasing Affiliate to pay in advance such mold costs, as stated in an agreed upon letter of intent. If the commissioning Purchasing Affiliate makes such an advance payment, Seller agrees not to include such Mold cost (or an amortization of such Mold Cost) in the price of such Specified Glass Container.

            Section 14.3 Existing Molds. Any Purchasing Affiliate that wishes Seller to utilize mold equipment currently held by a third party seller of glass containers shall provide to

Seller mold engineering prints for such mold equipment. Seller shall make a determination of whether such mold equipment can be modified and used by Seller and communicate its conclusions regarding the same to the Purchasing Affiliate.

            Section 14.4 Payment for Certain Existing Molds. Seller shall pay to Tropicana, for and on behalf of Castleton, an amount (not to exceed two hundred thousand United States dollars ($200,000)) necessary to compensate Tropicana for unamortized mold life remaining on up to five sets of mold equipment held by Tropicana in its capacity as a supplier of glass containers to Castleton. Seller shall thereafter have the right to use the said mold sets if the same are compatible with Seller's machinery.

            Section 14.5 Mold Availability. Seller shall ensure availability of primary molds (and secondary molds where required in Schedule D) allowing full production of all Specified Glass Containers by the target dates set forth on Schedule E. To this end, Seller shall also comply for each Specified Glass Container with the intermediate target dates set forth on Schedule E for container design, container engineering, unit mold, mold approval, unit mold sampling, full set mold and mold to production.

                                   ARTICLE XV
                                    PACKAGING

            Seller shall cooperate with each Purchasing Affiliate on an ongoing basis to reduce packaging material costs. To the extent possible, Seller shall deliver in bulk using returnable pallets, frames, and tier sheets. For Specified Glass Container items that cannot be palletized in bulk, each Purchasing Affiliate shall propose packaging specifications for approval by Seller. Seller's approval of such proposed packaging specifications shall not be unreasonably withheld.

                                   ARTICLE XVI
                                     QUALITY

            Section 16.1 Quality. All Specified Glass Containers supplied by Seller to Purchasing Affiliates hereunder shall be of design and manufacture approved the Purchasing Affiliate purchasing the same, or its designated agent. The review or approval by Buyer or the Purchasing Affiliates of any designs, engineering drawings, quality control procedures, or any other aspect of the design and manufacture of Specified Glass Containers hereunder shall not relieve Seller of the responsibility for producing Specified Glass Containers which comply with all current local, state, and federal governmental specifications and standards existing at the time of the sale of such Specified Glass Containers to the Purchasing Affiliates.

            Section 16.2 Applicable Standards. Seller is responsible for producing and delivering Specified Glass Containers which are of good workmanship and performance and of merchantable quality and fit for the purpose intended. All Specified Glass Containers sold by Seller to Purchasing Affiliates hereunder shall meet commercial standards and the quality standards set forth in Schedule G. Buyer or any Purchasing Affiliate may propose additional quality standards for mutual consideration and agreement at any time and from time to time. Seller shall not unreasonably withhold its consent to any such proposed quality standard. Nothing contained in this Agreement shall relieve in any way the Seller from its obligation with respect to testing, inspection and quality control.

            Section 16.3 Rights of Inspection. Payment for Specified Glass Containers delivered hereunder shall not constitute acceptance thereof. Purchasing Affiliates shall have the right to inspect such Specified Glass Containers and to reject any Specified Glass Containers which are in the judgment of the Purchasing Affiliate purchasing the same defective or nonconforming. Purchasing Affiliates shall be informed in advance of (i) the dates of production and (ii) the quantity of Specified Glass Containers to be produced and shall be entitled to send representatives to be present at the time such Specified Glass Containers are produced and Seller performs the required quality checks. Authorized personnel of the Seller may be present at a Purchasing Affiliate during bottling operations involving Specified Glass Containers. Specified Glass Containers supplied in excess of five percent (5%) of the quantities called for herein and all Specified Glass Containers rejected may be returned to Seller at Seller's expense and, in addition to any other rights, the Purchasing Affiliate returning the same may charge Seller all expenses of unpacking, examining, repacking and reshipping such Specified Glass Containers. Purchasing Affiliates shall have the right to require Seller to replace defective or nonconforming Specified Glass Containers at the Seller's expense.

            Section 16.4 Unresolved Quality Problems. Should Seller be unable to solve a quality problem within a reasonable length of time, affected Purchasing Affiliates may purchase the Specified Glass Containers that are the subject of the quality problem from a third party seller of glass containers. Seller agrees to pay the relevant Purchasing Affiliates the positive difference, if any, between the costs reasonably incurred by the Purchasing Affiliates in purchasing Specified Glass Containers from such a third party seller pursuant to this Section and the costs that the Purchasing Affiliates would have incurred had Seller supplied conforming Specified Glass Containers in accordance with the terms of this Agreement.

            Section 16.5 ISO 9002 Requirements. Seller agrees to work with Buyer and the Purchasing Affiliates in order to meet ISO 9002 requirements with respect to Specified Glass Containers to be supplied hereunder.

                                  ARTICLE XVII
                              HAZARDOUS CONDITIONS

            Section 17.1 Hazardous Conditions. In the event that Seller, Buyer or any Purchasing Affiliate learns of any issue relating to a potential safety hazard or unsafe condition in any Specified Glass Container supplied hereunder, or is advised of such by competent authorities of any government having jurisdiction over the manufacture, transportation, storage or use of the Specified Glass Containers, it shall immediately advise the other party by the most expeditious means of communication. Seller and Buyer shall cooperate, and Buyer shall cause the Purchasing Affiliates to cooperate, in communicating with the public and governmental agencies and in correcting any such condition that is found to exist.

            Section 17.2 Public Announcements. Buyer and its affiliates shall consult with Seller prior to making any statements to the public or to any governmental agency concerning issues related to safety hazards or unsafe conditions affecting Specified Glass Containers delivered hereunder except in circumstances in which a failure to do so would prevent the timely notification which may be required to be given under an applicable law or regulation. Seller shall not, except to the extent required by law, make any statement to the public or to any governmental agency concerning issues related to safety hazards or unsafe conditions affecting the Specified Glass Containers delivered hereunder without first obtaining the consent of the Buyer to the making of any such statement and its contents.

            Section 17.3 Expenses of Correction. Expenses associated with the correction of safety hazards or unsafe conditions caused by or associated with Specified Glass Containers supplied by Seller hereunder, including reasonable attorneys' fees and court costs, shall be solely

Seller's responsibility, subject only to any other arrangement negotiated by the parties in light of the particular facts and circumstances then existing.

                                  ARTICLE XVIII
                            CONFIDENTIAL INFORMATION

            Each of the parties understands and agrees that information concerning the business practices and strategies of the other party set forth herein is confidential to such other party and shall, except as may otherwise be required by law, only be disclosed to third parties, whether in writing, orally or by any other means, upon the specific prior written agreement of the other party. Seller and Buyer agree that any confidential business, financial or marketing information, including product concepts and names, and any technical information, including engineering and manufacturing know-how, data, and designs (including appearance designs), whether written, oral, or in the form of drawings; photographs, electronic media or any other medium, furnished by either party or its affiliates to the other party or its affiliates under this Agreement shall be deemed to be proprietary to the person furnishing such information and shall be maintained in confidence by the party receiving such information and its affiliates. Buyer agrees to procure the compliance of the Purchasing Affiliates with the terms of this Article.

                                   ARTICLE XIX
                              INTELLECTUAL PROPERTY

            Section 19.1 No Infringement. Seller hereby represents that, to the best of its knowledge, there are no third-party patent, trade secret, trademark, copyright or other intellectual property rights which would be infringed by the manufacture, use, or sale of the Specified Glass Containers to be supplied hereunder.

            Section 19.2 Defense of Infringement Actions. Seller will defend any suit or proceeding brought against Buyer, any Purchasing Affiliate, or any of their customers based on a claim that the manufacture, use, or sale of any Specified Glass Containers supplied by the Seller hereunder constitutes an infringement of any patent, trade secret, trademark, copyright, or other intellectual property, provided Seller is notified in writing and given authority, information, and assistance (at Seller's expense) for the defense of same, and shall pay all damages and costs awarded in connection therewith against Buyer, any Purchasing Affiliate or any of their customers.

                                   ARTICLE XX
                                PRODUCT LIABILITY

            Section 20.1 Indemnification. Seller agrees to protect, defend, hold harmless, indemnify, and reimburse Buyer, the Purchasing Affiliates and their distributors, dealers, affiliates, insurers, and customers during the term of this Agreement and at all times thereafter for any and all costs and expenses (including reasonable attorneys' fees and expenses, overhead, settlements, judgments, and court costs) arising out of or related to any liability, demand, lawsuit, or claim alleging or asserting, in whole or in part, (a) any failure of Specified Glass Containers supplied hereunder to comply with applicable specifications, warranties, and certifications under this Agreement; (b) the negligence or fault of Seller in design, testing, development or manufacture, or otherwise, with respect to Specified Glass Containers supplied hereunder; or,
(c) with respect to Specified Glass Containers supplied hereunder or any parts thereof, product liability, strict liability, or any variation thereof.

                  Section 20.2 Insurance. Seller shall maintain, at its own
expense, appropriate insurance in the amount of at least   ***   United States
dollars   ***   per occurrence for injury, death, or property damage and shall name Buyer and each Purchasing Affiliate as a co-insured party. Satisfactory evidence thereof by copy of certificate of insurance shall be submitted annually to Buyer upon the request of Buyer or any Purchasing Affiliate. Such insurance shall be carried during the term of this Agreement, including extensions thereof, and for at least three (3) years thereafter.

                                   ARTICLE XXI
                                 PRODUCT RECALL

            In the event that any of the Specified Glass Containers supplied hereunder is found by Seller, Buyer, any Purchasing Affiliate or any governmental agency or court having jurisdiction to contain a defect, serious quality or performance deficiency, or not to be in compliance with any standard or requirement so as to require or make it advisable to recall such Specified Glass Container, Seller shall promptly communicate all relevant facts to Buyer and the relevant Purchasing Affiliate and undertake all necessary or appropriate corrective actions, including those required to meet all obligations imposed by applicable law, rules and regulations, and shall file all necessary papers, corrective action programs, and other related documents; provided, however, that Buyer and any relevant Purchasing Affiliate shall cooperate with and assist Seller in any such filings and corrective actions. Nothing contained in this Article shall preclude Buyer and the Purchasing Affiliates from taking such action as may be required of them under any applicable law, rule or regulation.

*** Confidential Treatment request pursuant to Rule 406.

                                  ARTICLE XXII
                                   WARRANTIES

            Seller represents and warrants the following:

            Section 22.1 Good Title. Seller will convey to the Purchasing Affiliates good title to all Specified Glass Containers sold under this Agreement. All Specified Glass Containers delivered to Purchasing Affiliates by Seller under this Agreement shall be free and clear of any and all security interests, liens and encumbrances.

            Section 22.2 Conformance to Plans and Specifications. All Specified Glass Containers delivered to Purchasing Affiliates by Seller under this Agreement will conform to all agreed plans and specifications.

            Section 22.3 Merchantability and Fitness for Intended Use. All Specified Glass Containers delivered to Purchasing Affiliates by Seller under this Agreement will be of merchantable quality and fit for their designated uses.

            Section 22.4 Asbestos, PCBs, and CFCs Certification. Specified Glass Containers supplied by Seller hereunder will not contain asbestos or PCBs and will not in any event be manufactured with CFCs.

                                  ARTICLE XXIII
                                    SURVIVAL

            The provisions of Articles XVII, XVIII, XIX, XX, XXI and XXII shall survive any termination or expiration of this Agreement and continue in full force and effect thereafter.

                                  ARTICLE XXIV
                              NON-WAIVER OF DEFAULT

            The failure or delay of Buyer or any Purchasing Affiliate in enforcing any provision of this Agreement shall not operate thereafter as a waiver of that provision or any other provision hereof.

                                   ARTICLE XXV
                                  FORCE MAJEURE

            Section 25.1 Failure to Perform. Seller's failure to perform its obligations under this Agreement shall be excused when such performance is impracticable due to causes beyond Seller's control, including such causes as national disasters, wars, inability to secure raw materials, acts of God, and governmental or judicial regulations or orders. Seller shall give prompt written notice to Buyer and any affected Purchasing Affiliate of the occurrence of any such event which may make Seller's performance impracticable. Upon receipt of any such notice, any affected Purchasing Affiliate shall have the right to make other arrangements to assure itself of a steady supply of Specified Glass Containers or substitutes therefor sufficient to meet its requirements.

            Section 25.2 Costs. In the event Seller is unable to perform its obligations and a Purchasing Affiliate invokes its right pursuant to this Article to make other arrangements to assure itself of a steady supply of Specified Glass Containers or substitutes therefor sufficient to meet its requirements, Seller agrees to pay the affected Purchasing Affiliate the positive difference, if any, between the costs reasonably incurred by the Purchasing Affiliate in purchasing Specified Glass Containers from such a third party seller pursuant to this Section and the costs that the Purchasing Affiliate would have incurred had Seller supplied conforming

Specified Glass Containers in accordance with the terms of this Agreement without regard to the provisions of Section 25.1.

            Section 25.3 Cessation. Upon cessation of causes excusing performance by Seller, this Agreement shall continue in full force and effect for the remainder of its term.

                                  ARTICLE XXVI
                                  MISCELLANEOUS

            Section 26.1 Notices. All notices required or desired to be given hereunder shall be in writing and shall be sent by (a) registered or certified mail, return receipt requested, postage prepaid, (b) a reputable overnight courier service, or (c) facsimile transmission. Notices shall be addressed as follows:

            (a)   If to Buyer:

                        Bacardi International Limited
                        65 Pitts Bay Road
                        Hamilton HM-CX
                        Bermuda
                        Attention: President
                        Fax: 441-292-0562

                        and

                        Alfonso Mendez
                        Central Packaging Manager
                        Castleton Beverage Corporation
                        P.O.  Box 26368
                        Jacksonville, Florida 32226
                        USA

            (b)   If to Seller:

                        Anchor Glass Container Corporation
                        4343 Anchor Plaza Parkway
                        Tampa, Florida 33634-7537
                        Attention: Brad Tucker
                        Fax: (813) 882-7795

            (c)   If to any Purchasing Affiliate:

                        at the address for such Purchasing Affiliate set forth on Schedule H hereto

                        and

                        Alfonso Mendez
                        Central Packaging Manager
                        Castleton Beverage Corporation
                        P.O.  Box 26368
                        Jacksonville, Florida 32226
                        USA

or to such other address as either party shall designate for itself or its affiliates by notice to the other. Any notice given by Seller hereunder shall be given to Buyer and each Purchasing Affiliate. Notices given in accordance with the requirements of this Section shall be deemed given (a) seven days after mailing if given by mail, (b) on the next regular business day in the jurisdiction to which such notice is addressed following delivery of the notice to an authorized representative of an overnight courier service if given by overnight courier service, and (c) on the next regular business day in the jurisdiction to which such notice is addressed following confirmed facsimile transmission of the notice.

            Section 26.2 Assignment. Neither this Agreement nor any of the rights or interests of Buyer or Seller hereunder may be assigned, transferred, or conveyed by operation of law or otherwise without the prior written consent of the other party, except to a parent or subsidiary thereof, in which event the party so assigning shall remain obligated and liable to the other party for the full and complete performance of this Agreement by the parent or subsidiary to which this Agreement is assigned.

            Section 26.3      ***

            Section 26.4 Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might govern under that state's principles of conflicts of laws. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association in effect at the time such arbitration is instituted. The arbitration panel shall be composed of three arbitrators, one of whom shall be chosen by Buyer, one of whom shall be chosen by Seller, and one of whom shall be chosen by the two arbitrators previously designated. If both or either Buyer and/or Seller fails to choose an arbitrator within fourteen (14) days after receiving notice of commencement of arbitration or if the two arbitrators fail to choose a third arbitrator within fourteen (14) days of their appointment, such arbitrators shall be chosen by the American Arbitration Association. Unless the parties to the arbitration shall otherwise agree, the place of arbitration shall be Washington, D.C., and the arbitration shall be conducted in the English language. The

***      Confidential Treatment request pursuant to Rule 406.

arbitration award shall be final and binding upon the parties thereto and may be entered in any court having jurisdiction.

            Section 26.5 Survival of Rights of Parties. The termination or expiration of this Agreement shall not release either party from any liability, obligation, or agreement which, pursuant to any provision of this Agreement, is to survive or be performed after such termination or expiration.

            Section 26.6 Subject Headings. The subject headings in this Agreement have been placed herein for the convenience of the parties and shall not be considered in any question of interpretation or construction of this Agreement.

            Section 26.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

            Section 26.8 Amendments. No term or provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom the enforcement of such change, waiver, discharge, or termination is sought.

            Section 26.9 Entire Agreement. All prior understandings, agreements, and negotiations had by and between the parties hereto are merged in this Agreement, which alone constitutes the entire agreement of the parties. The parties, together with Vitro Envases Norte America, S.A. de C.V., are simultaneously herewith entering into an agreement regarding rebates to be paid by Seller and Vitro Envases Norte America, S.A. de C.V. on sales of glass containers to the Bacardi-Martini Group hereunder (the "Rebate Agreement") and under that certain Strategic Supply Agreement, of even date herewith (the "Vitro Agreement"), between

Bacardi-Martini (Monaco) S.A.M. and Vitro Envases Norte America, S.A. de C.V. The Rebate Agreement and this Agreement constitute the entire agreement between the parties relative to the supply of Specified Glass Containers by Seller to Buyer and the Purchasing Affiliates.

            Section 26.10 Breach of Rebate Agreement. A breach of the Rebate Agreement shall be a breach of this Agreement and shall give rise in Buyer and the Purchasing Affiliates to all such rights and remedies as Buyer and the Purchasing Affiliates would have if the terms of the Rebate Agreement were set out and incorporated in their entirety herein.

            Section 26.11 Purchasing Affiliates. The Purchasing Affiliates are intended beneficiaries of the rights accorded Buyer under this Agreement and each Purchasing Affiliate shall have the right to enforce any such right directly against Seller without the need to join Buyer in any such action.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the date(s) and places set forth below.

SELLER:                                   BUYER:

ANCHOR GLASS CONTAINER                    BACARDI INTERNATIONAL
 CORPORATION                               LIMITED

                                                /s/ Eduardo M. Cutillas
      /s/ Alfonso Gomez Palacio
                                          By:    Eduardo M. Cutillas
By:    Alfonso Gomez Palacio                     ------------------------
       ------------------------
                                          Title: Director
Title: President and CEO                         ------------------------
       ------------------------
                                          Date:  September 6, 1996
Date:  August 27, 1996                           ------------------------
       ------------------------
                                          Executed In: Hamilton, Bermuda
Executed In: Tampa, Florida                            ------------------
             ------------------                               City, State
                    City, State

                           STRATEGIC SUPPLY AGREEMENT
                          dated as of January 1, 1996,
                                     between
                       Anchor Glass Container Corporation
                                       and
                          Bacardi International Limited

                                   Schedule A

Specifications for Specified Glass Containers:

Attached hereto are blueprint specifications corresponding with the following blueprint codes:

            ***

*** Confidential Treatment request pursuant to Rule 406.

                                   Schedule A
                                    (cont'd)

            ***

*** Confidential Treatment request pursuant to Rule 406.

                           STRATEGIC SUPPLY AGREEMENT
                            dated as of Jan. 1, 1996,
                                     between
                       Anchor Glass Container Corporation
                                       and
                          Bacardi International Limited

                                   Schedule B

Prices and Price Adjustments:

1.    Prices for Specified Glass Containers.

      Prices for Specified Glass Containers ordered during 1996 are set forth below. For purposes of the price adjustment provisions of Section 2 of this Schedule B, Invoice Price shall be referred to as the "Base Price."

***

*** Confidential Treatment request pursuant to Rule 406.

                                   Schedule B
                                    (cont'd)

***

*** Confidential Treatment request pursuant to Rule 406.

                                   Schedule B
                                    (cont'd)

***

*** Confidential Treatment request pursuant to Rule 406.

                                   Schedule B
                                    (cont'd)

***

*** Confidential Treatment request pursuant to Rule 406.

2.    Price Adjustments.

***

*** Confidential Treatment request pursuant to Rule 406.

                           STRATEGIC SUPPLY AGREEMENT
                            dated as of Jan. 1, 1996,
                                     between
                       Anchor Glass Container Corporation
                                       and
                          Bacardi International Limited

                                   Schedule C

Primary and Secondary Glass Plants:

                                                    Bacardi-Martini   Bacardi & Company
                  Castleton   Bacardi Corporation     Canada, Inc.         Limited
                  ---------   -------------------   ---------------   -----------------
Primary Glass        ***              ***                 ***                ***
Plan
Secondary Glass      ***              ***                 ***                ***
Plan

*** Confidential Treatment request pursuant to Rule 406.

                           STRATEGIC SUPPLY AGREEMENT
                          dated as of January 1, 1996,
                                     between
                       Anchor Glass Container Corporation
                                       and
                          Bacardi International Limited

                                   Schedule D

Primary items for which secondary molds are to be maintained:

Description                                     Anchor Glass Container Code
-----------                                     ---------------------------
                                                        (AGCC Item)
***                                                         ***

*** Confidential Treatment request pursuant to Rule 406.

                           STRATEGIC SUPPLY AGREEMENT
                            dated as of Jan. 1, 1996,
                                     between
                       Anchor Glass Container Corporation
                                       and
                          Bacardi International Limited

                                   Schedule E

Primary and Secondary Mold Availability:

                               Bacardi     Bacardi-Martini      Bacardi &
                 Castleton   Corporation     Canada, Inc.    Company Limited
                 ---------   -----------     ------------    ---------------

Primary Mold
Availability        ***          ***             ***               ***

Secondary Mold      ***          ***             ***               ***
Availability

*** Confidential Treatment request pursuant to Rule 406.

                           STRATEGIC SUPPLY AGREEMENT
                            dated as of Jan. 1, 1996,
                                     between
                       Anchor Glass Container Corporation
                                       and
                          Bacardi International Limited

                                   Schedule F

                             Qualification Process:

A. Seller shall submit two samples of each cavity to the applicable Purchasing Affiliate.

      1. These units will be checked for dimensional verification as per blueprint

      2. These units will also be checked for capacity verification as per blueprint

B. After the submitted units have passed the first step, Seller shall supply Specified Glass Containers on the following schedule:

      1. For the first run, one truckload shall be scheduled, but only the first four pallets shall be run to verify the quality and performance of the product.

      2. If the first four pallets run well, then the balance of the truckload shall be run.

      3. After the first truckload is run successfully, then 10,000 cases shall be scheduled to be run. This production will be supervised as per the incoming inspection procedure.

      4. If there are no rejections in the first 10,000 cases, a second 10,000 cases shall be scheduled and run.

      5. If there are no rejections in the first 20,000 cases then a third run shall be scheduled for 10,000 cases.

C. If there are no rejections of the Specified Glass Containers after 30,000 cases, then the Seller will be an approved supplier.

D. If at any time Seller's quality constantly drops below Buyer's standards, Buyer may requalify Seller, at the Buyer's option.

                           STRATEGIC SUPPLY AGREEMENT
                           dated as of January 1, 1996
                                     between
                       Anchor Glass Container Corporation
                                       and
                          Bacardi International Limited

                                   Schedule G

                               Quality Standards:

Seller shall inspect each batch of Specified Glass Containers and shall submit to the Purchasing Affiliate a declaration for each batch that Seller has inspected such batch under procedures and frequencies at least as strict as Military Standard 105E, Inspection Level II as amplified by Part I below. Seller shall identify each batch of Specified Glass Containers according to its date of production and Seller's identification procedures.

      1.    Definition and Acceptable Quality Level (AQL) for Defect
            Classification

            1.1   CRITICAL DEFECTS

                  Defects that could potentially harm the health of the consumer as a result of the presence inside the bottles of glass chips or other foreign bodies and substances, or that cause the product to become dangerous to health or inconsumable. These critical defects include but are not limited to:

                  a. Overpressed Finish - The inside of the finish is pulled up and extends over the sealing surface.

                        AQL - No tolerance

                  b. Press Up Flange - When the inside of the finish is "pulled up" on the inner lip of the finish, creating a moderately sharp inner edge. Very similar to "over-press".

                        AQL - No tolerance

                  c. Birdswing - A thin string of glass which extends from side to side or at the base of the glassware. Could break into the product.

                  d.    AQL - No tolerance

                  e. Checks and Slit Finish - An actual break in the finish which may or may not break off.

                        AQL - No tolerance

                  f. Choked Necks - The inside diameter is smaller than the Purchasing Affiliate's filler tube due to excess glass.

                        AQL - No tolerance

                  g. Chipped Sealing Surface - Where a piece of glass is broken off or still sitting on the sealing surface. It could fall into the product.

                        AQL - No tolerance

                  h. Slug Necks - Excess glass on only one side of the neck preventing the filler tube from entering straight.

                        AQL - No tolerance

                  i. Contamination - When received, bottles shall be clean and free of foreign material that would contaminate the product.

                        AQL - No tolerance

                  j. Unfilled Finish - Bottles which are not completely formed cause problems on the line.

                        AQL - No tolerance

                  k. Unfilled Sharp Handle - A 1.75 liter handle has a rough edge. A consumer could get cut.

                        AQL - No tolerance

                  l. Stuck Glass - (inside bottle) - A piece of glass which has fallen into the bottle.

                        AQL - No tolerance

            1.11  MAJOR DEFECTS

                  Those defects that cause or could cause inconveniences or interruptions along the bottling lines; those defects that make the bottle unusable, illegal or unmarketable, and could cause breakage of accidents, or alteration of the product as a result of inadequate sealing. These include but are not limited to:

                  a. Rocker Bottom - A sunken bottom which extends below the bearing surface, causing the bottle to rock.

                        AQL - 0.65

                  b. Leaner - A bottle which leans from the heal parting away from the vertical line.

                        AQL - 0.65

                  c. Bent Neck - A bottle which leans away from the base of the parting vertical line.

                        AQL - 0.65

                  d. Soft Blister - An air bubble which is on the surface of the bottle and can be broken very easily.

                        AQL - 0.65

                  e. Cocked Finish - The whole finish is tilting away from the parting vertical line, but only from the transfer bead up.

                        AQL - 0.65

                  f. Chipped Beads - Where a piece of glass has broken off the transfer bead.

                        AQL - 0.65

                  g. Stones - Irregularly shaped pieces of refractory material or unmelted material which can also cause the bottle to crack.

                        AQL - 0.65

                  h. Stuck Glass - Bottles which stick together on the outside surface, giving it a rough cutting edge.

                        AQL - 0.65

                  i.    Blow Out - Where the bottle has a thin spot condition.

                        AQL - 0.65

                  j. Cracked Bottom - A bottle which is cracked on the bottom.

                        AQL - 0.65

                  k. Checked Handle Base - 1.75 liter handles which have a cracked handle base.

                        AQL - 0.65

                  l. Dip Finish - The sealing surface dips down a maximum of 0.015" from its surface parting line.

                        AQL - 0.65

            1.111 MINOR DEFECTS

                  Those that affect the aesthetic appearance of bottles, without in any way affecting the product's quality or causing interruptions during bottling. This could include but are not limited to:

                  a. Seed - Air bubbles of glass embedded in the glass, caused in the operation process.

                        AQL - 2.5

                  b. Hard Blister - Air bubbles embedded well within the middle of the glass walls. It is more of an appearance problem.

                        AQL - 2.5

                  c. Body Marks - Marks which appear in the exterior surface of the bottle, causing a poor appearance.

                        AQL - 2.5

                  d. Bottles Packed Wrong Way - If the 1.75 liter handle is packed the wrong way it cannot run on the line.

                        AQL - 2.5

                  e. Swung Baffle - A baffle seam that extends too far away from the center of the bottom which in turn could cause thin glass.

                        AQL - 2.5

                  f. Out of Round - Bottles that are not round, but oval shaped, maximum out of round is 0.047".

                        AQL - 2.5

                  g. Heavy Offset Seam - Where the molds meet and pronounced seam is manufactured from the blank or finished bottle mold seam, making it a poor package appearance. Limit samples are needed.

                        AQL - 2.5

            2.    BREAKAGE

                  Any breakage on the production line, except those due to depalletization operations, shall not exceed 0.2/1000 of the bottles used on a daily basis.

                           STRATEGIC SUPPLY AGREEMENT
                            dated as of Jan. 1, 1996,
                                     between
                     Anchor Glass Container Corporation and
                          Bacardi International Limited

                                   Schedule H

                  Notice address for Purchasing Affiliates:

                           (a)      Castleton Beverage Corporation
                                    12200 North Main Street
                                    Jacksonville, Florida 32228
                                    U.S.A.

                                    P.O. Box 26368
                                    Jacksonville, Florida 32226-6368
                                    U.S.A.
                                    Attention: President
                                    Fax: 904-751-1397

                           (b)      Bacardi Corporation
                                    Highway 165, Kilometer 2.6
                                    Bayview Industrial Area
                                    Catano, Puerto Rico 00962

                                    P.O. Box 363549
                                    San Juan, Puerto Rico 00936-3549
                                    Attention: President
                                    Fax: 809-788-5075

                           (c)      Bacardi-Martini Canada, Inc.
                                    1000 Steeles Avenue E
                                    Brampton, Ontario L65 IA1
                                    Canada
                                    Attention: President
                                    Fax: 905-451-1941

                           (d)      Bacardi & Company Limited
                                    Millar Road
                                    P.O. Box N-4880
                                    Nassau
                                    Bahamas
                                    Attention: President
                                    Fax: 809-362-1415